BUSINESS ADVISORY AND CONSULTING AGREEMENT

This Agreement is made and entered into as of this 15th day of July, 2008, by and among Document Capture Technologies, Inc., (the "Company"), Daniel DelGiorno and Richard "Bo" Dietl (Daniel DelGiorno and Richard Dietl are individually referred to herein as a "Consultant" and are collectively referred to herein as the "Consultants").

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged the parties hereto hereby agree as follows:

1. **Purpose.** The purpose of this Agreement is to acknowledge the services the Consultants have previously provided to secure their continuing advice and assistance. The Company hereby retains the Consultants during the term specified in Section 2 hereof to render consulting advice to the Company relating to business, financial and similar matters, upon the terms and conditions set forth herein.

2. **Term.** It is acknowledged that this Agreement evidences and formalizes an ongoing relationship between the Company and the Consultants who have been providing assistance beneficial to the Company prior to the date of this Agreement. This Agreement shall be effective for a period of forty-eight (48) months commencing on the date hereof.

3. **Duties of Consultants.** During the term of this Agreement, the Consultants will provide the Company with such consulting advice as is reasonably requested by the Company, provided that the Consultants shall not be required to undertake duties not reasonably within the scope of the consulting advisory services contemplated by this Agreement. In the performance of these duties, the Consultants shall provide the Company with the benefits of their best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultants' advice may not be measurable in any quantitative manner, and the Consultants shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. The Consultants' duties may include, but will not necessarily be limited to:

A. Providing introductions to senior executives of Fortune 500 companies with the potential for strategic business relationships and generation of significant revenues for the Company.

B. Rendering advice and assistance in connection with corporate governance matters.

C. Arranging, on behalf of the Company, at appropriate times, meetings with appropriate parties in the securities business.

D. Continuing to assist the Company with third parties which the Consultants have been instrumental in introducing and establishing business discussions with, including CEO William Nuti of National Cash Register, Admiral Edmond Straw and others.

E. Rendering advice with regard to corporate matters, including:

(1) advice regarding the company's corporate goals and their implementation.

(2) advice regarding the capital and financial structure and activities of the Company;

(3) advice concerning the securing, when necessary and if possible, of additional financing through banks, insurance companies and/or other institutions; and

(4) advice regarding corporate organization, personnel and shareholder matters.

F. Rendering advice with respect to any acquisition or divestment programs of the Company.

G. Rendering advice regarding strategic business relationships, potential change of control situations and future public or private offering of securities of the Company.

4. Relationships with Others. The Company acknowledges that the Consultants and their affiliates are in the business of providing services and/or consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultants or their affiliates from rendering such services or advice to others.

5. Consultants' Liability. In the absence of gross negligence or willful misconduct on the part of the Consultants or the Consultants' breach of this Agreement, the Consultants shall not be liable to the Company, or to any officer, director, employee, stockholder or creditor of the Company, for any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice or services hereunder. Except in those cases where the gross negligence or misconduct of the Consultants or the breach by the Consultants of this Agreement is alleged and proven , the Company agrees to defend, indemnify and hold the Consultants harmless form and against any and all reasonable costs, expenses and liability (including, but not limited to, attorney's fees paid in the defense of the Consultants) which may in any way result from services rendered by the Consultants pursuant to or in any connection with this Agreement. In no event shall either Consultant be responsible for any actions or omissions of the other Consultant.

6. Expenses. The Consultants shall be responsible for their respective expenses incurred in the course of rendering services to the Company unless otherwise expressly agreed to in advance in writing by the Company in which case upon receipt of appropriate supporting documentation, the Company shall reimburse the Consultants for such pre-approved expenses.

7. Compensation. As compensation for the services to be rendered by the Consultants to the Company pursuant to Section 3 hereof, the Company shall pay the Consultants their fee by issuance to each Consultant of options to purchase 750,000 shares (for an aggregate total of 1,500,000) of the Company's common stock exercisable for five years at

the closing price of the stock on the date of approval of the issuance of such options by the Company's Board of Directors pursuant to the terms and conditions of that certain Option Agreement among the parties of even date herewith. The options shall vest over a four year period with 25% of such options vesting at the end of the first, second, third and fourth years of this Agreement, however, in the event of a change of control in the Company's securities or assets pursuant to introductions specifically made by Consultants to the Company, all of the options shall immediately vest 100% in conjunction with such event. A change of control shall be defined as a change of ownership of 50% or more of the Company's securities, or voting control thereof, or a transfer of more than 50% of the Company's tangible and/or intangible assets.

8. Deleted

9. **Limitation Upon the Use of Advice and Services.**

(a) No person or entity, other than the Company or any of its subsidiaries, shall be entitled to make use of or rely upon the advice of the Consultants to be given hereunder, and the Company shall not transmit such advice to others, without the prior consent of the Consultants.

(b) It is clearly understood that the Consultants, for services rendered under this Agreement, make no commitment whatsoever to recommend or advise their clients to purchase the securities of the Company.

(c) The use of the Consultants' names in any annual report or other report of the Company, or any release or similar document prepared by or on behalf of the Company, must have the prior approval of the Consultants unless the Company is required by law to include Consultants' names in such annual report, other report or release, in which event the Consultants will be furnished with a copy of such annual report, other report or release using the Consultants' names in advance of publication by or on behalf of the Company.

(d) The Consultants shall not disclose confidential information which either learns about the Company as a result of the engagement hereunder, except for such disclosure as may be required for Consultants to perform their duties hereunder.

10. **Severability.** Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

11. **Miscellaneous.**

(a) Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 1798 Technology Drive, Suite 178, San Jose, CA 95110, Attention: David Clark, President, with a copy to Jody Samuels, Esq., Richardson & Patel LLP., NYC; if to Daniel DelGiorno, addressed to him at 3880 Veterans Memorial Highway, Suite 201, Bohemia, New York 11716, or, if to Richard Dietl, addressed to him at One Penn Plaza, 50th Floor, New York, New York 10119,; or to such address as may hereafter be designated in writing by any of such entities to the others.

Such notice or other communication shall be deemed to be given on the date of receipt.

(b) If, during the term hereof, either of the Consultants shall cease to do business, the provisions hereof relating to the duties of such Consultant and compensation by the Company as it applies to such Consultant shall thereupon cease to be in effect, except for the Company's obligations of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultants and, after any such merger or acquisition, shall be binding upon the Company and the corporation surviving such merger or acquisition.

(c) This Agreement embodies the entire agreement and understanding between the Company and the Consultants and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

(d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultants.

(e) This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to conflicts of laws.

(f) this Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

By: ______________________

Name: David Clark
Title: CEO

CONSULTANT

By: ______________________

Name: Daniel DelGiorno

CONSULTANT

By: ______________________

Name: Richard Dietl